UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2009, Raptor Pharmaceuticals Corp. (the “Company”) issued a press release announcing that Raptor Therapeutics Inc. (“Raptor Therapeutics”), the Company’s wholly-owned subsidiary, entered into an Offer Letter (the “Offer Letter”) with Patrice Rioux, M.D., Ph.D. (“Dr. Rioux”) pursuant to which Dr. Rioux will be employed by Raptor Therapeutics on an “at-will” basis as Raptor Therapeutics’ Chief Medical Officer, reporting to Ted Daley, President of Raptor Therapeutics. Pursuant to the terms of the Offer Letter, Dr. Rioux will be entitled to an annual base salary of $280,000 and contingent upon approval by the board of directors of the Company and Dr. Rioux’ execution of the necessary option grant agreement, stock options to purchase up to 150,000 shares of the Company’s common stock, such options to vest 6/48ths at six months from Dr. Rioux’ date of employment and 1/48ths per month thereafter, as described in the option grant agreement. Dr. Rioux will also be entitled to stock option-based bonuses to purchase up to 200,000 shares of the Company’s common stock upon the achievement, if at all, of written objectives involving clinical programs.

Pursuant to the terms of the Offer Letter, if Dr. Rioux is terminated due to a change in control of the Company, all of his vested and unvested stock options as of the date of such termination will be exercisable in full for the periods specified in the relevant stock option agreements or stock option plan and Raptor Therapeutics will pay Dr. Rioux in a lump sum, in cash, on or before the fifth business day following the effective date of such termination, an amount equal to Dr. Rioux’ salary for six months at the time of such termination.

Dr. Rioux will be entitled to vacation at the rate of four weeks per year and will be eligible for coverage under the Company’s health, dental, short- and long-term disability, and group life insurance plans, as well as its 401(k) plan.

The Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter.

The press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference into this Item 1.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1	Offer Letter dated as of April 8, 2009 for Patrice Rioux, M.D., Ph.D.
99.1	Press Release of the Company dated April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: April 14, 2009

Exhibit Index

Exhibits
10.1	Offer Letter dated as of April 8, 2009 for Patrice Rioux, M.D., Ph.D.
99.1	Press Release of the Company dated April 13, 2009.